UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 27, 2010

P & F INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On January 27, 2010, P & F Industries, Inc. (the “Registrant”), and its subsidiaries, Florida Pneumatic Manufacturing Corporation (“Florida Pneumatic”), Embassy Industries, Inc. (“Embassy”), Green Manufacturing, Inc. (“Green”), Countrywide Hardware, Inc. (“Countrywide”), Nationwide Industries, Inc. (“Nationwide”), Woodmark International, L.P. (“Woodmark”), Pacific Stair Products, Inc. (“Pacific”), WILP Holdings, Inc. (“WILP”), Continental Tool Group, Inc. (“Continental”) and Hy-Tech Machine, Inc. (“Hy-Tech”, and collectively with the Registrant, Florida Pneumatic, Embassy, Green, Countrywide, Nationwide, Woodmark, Pacific, WILP and Continental, the “Co-Borrowers”), Citibank, N.A. and HSBC Bank USA, National Association (collectively, the “Lenders”) and Citibank, N.A., as Administrative Agent for the Lenders, executed and delivered a letter agreement dated January 22, 2010 (the “Agreement”) relating to the secured Credit Agreement, dated as of June 30, 2004, by and among the Co-Borrowers, the Lenders and the Administrative Agent, as previously amended (the “Credit Agreement”).  Pursuant to the Agreement, as of the respective dates set forth in the Agreement, among other things (i) the Co-Borrowers entered into agreements pursuant to which payment of the Co-Borrowers’ accounts receivable must be made to a lockbox maintained by Administrative Agent; (ii) the Co-Borrowers shall engage a consultant to assist Co-Borrowers in the preparation of a report/plan to be provided to the Lenders and the Administrative Agent; (iii) certain appraisals on real property owned by the Co-Borrowers shall be provided and/or paid for by the Co-Borrowers; and (iv) Hy-Tech acknowledges and agrees that it shall not make any payments pursuant to a subordinated promissory note issued by Hy-Tech in favor of High-Tech Holdings, Inc. dated May 16, 2009 unless and until such payment is permitted by the terms of the subordination agreement among Hy-Tech, Hy-Tech Holdings, Inc. and the Administrative Agent, dated June 26, 2009.

Additionally, the Co-Borrowers agreed to release the Lenders and the Administrative Agent from all claims they may have relating to the Credit Agreement against such parties and certain related persons as of the date of the Agreement.  The Agreement also confirms that the Co-Borrowers are not in compliance with certain financial covenants contained in the Credit Agreement, and such non-compliance has not been waived by the Lenders.  In the Agreement, the Lenders and Administrative Agent informed the Co-Borrowers that pursuant to a right that it elected to exercise under the terms of the Credit Agreement, the outstanding principal amount of the Revolving Credit Loans (as defined in the Credit Agreement) shall bear interest at a rate equal to 2% above the rate otherwise in effect with respect to such loans as of the date of the Agreement, and reserved all of their other respective rights and remedies from any Defaults or Events of Default (as such terms are defined in the Credit Agreement).

The Registrant continues to work with the Lenders and the Administrative Agent to convert the Credit Agreement to an “asset-based” loan facility; however, there can be no assurance that the Registrant will be successful in such negotiation and documentation, that such facility will be on terms favorable to the Registrant or that the Lenders and the Administrative Agent will not accelerate the existing facility.

The foregoing summary of the Agreement is qualified in its entirety by the terms and provisions of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

To the extent applicable to this Item, the information set forth under Item 1.01 is hereby incorporated by reference hereto.

Item 8.01.	Other Events.
To the extent applicable to this Item, the information set forth under Item 1.01 is hereby incorporated by reference hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

10.1                           Letter Agreement, dated January 22, 2010, by and among P & F Industries, Inc., Florida Pneumatic Manufacturing Corporation, Embassy Industries, Inc., Green Manufacturing, Inc., Countrywide Hardware, Inc., Nationwide Industries, Inc., Woodmark International, L.P., Pacific Stair Products, Inc., WILP Holdings, Inc., Continental Tool Group, Inc. and Hy-Tech Machine, Inc. as Co-Borrowers, Citibank, N.A. and HSBC Bank USA, National Association as Lenders, and Citibank, N.A., as Administrative Agent for the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: February 2, 2009
	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President,
Chief Operating Officer and
Chief Financial Officer